UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2020

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7208

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

On March 17, 2020, as expected, Eton’s partner received a Complete Response Letter from the U.S. Food and Drug Administration (FDA) related to the New Drug Application for ET-105. The FDA’s letter primarily cited the Dosing and Administration related topics that Eton had outlined in its press release on February 19, 2020. The letter also contained minor questions and clarifications related to the Product Quality section of the review. Eton continues to believe that all issues in the letter can be resolved and addressed in a resubmission during the second or third quarter of this year.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2020	By:	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer and Secretary
(Principal Financial Officer)

3